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[PRO-FAC LOGO]                                                      Exhibit 99.1

                                                                    Contacts:
                                                                    Kevin Murphy
                                                                    585-218-4210


                           PRO-FAC ANNOUNCES DIVIDEND

Fairport, N.Y., October 5, 2006...Pro-Fac Cooperative, Inc. ("Pro-Fac" or the "Cooperative) (Nasdaq-CM: PFACP), an agricultural cooperative, today announced a $.21 per share dividend, payable October 31, 2006, to shareholders of record of its Class A cumulative preferred stock on October 16, 2006.


ABOUT PRO-FAC:
Pro-Fac Cooperative is an agricultural cooperative that markets crops grown by its member-growers, including fruits (cherries, apples, blueberries, and peaches), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus and potatoes) and popcorn. Only growers of crops marketed through Pro-Fac (or associations of such growers) can become members of Pro-Fac. Pro-Fac's Class A cumulative preferred stock is listed on the Nasdaq Capital Market under the stock symbol, "PFACP." More information about Pro-Fac can be found on its web site at http://profaccoop.com/.